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PROXY

                              PECO ENERGY COMPANY
                            2000 COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 27, 2000, AT 9:30 a.m. AT THE MILLENNIUM HALL OF THE LOEWS PHILADELPHIA HOTEL, 1200 MARKET STREET, IN PHILADELPHIA, PENNSYLVANIA.

M. WALTER D'ALESSIO, JOSEPH F. PAQUETTE, JR. and J. BARRY MITCHELL, or any of them, with power of substitution are hereby appointed proxies to vote as specified all shares of Common Stock which the Shareholder(s) named on the reverse side is entitled to vote at the above Annual Meeting or at any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the Meeting.

First Chicago Trust Company, a division of Equiserve, as Custodian under the Dividend Reinvestment and Stock Purchase Plan, and PECO Energy Company, as Custodian for the 401(k) Employee Savings Plan, are hereby authorized to execute a proxy with identical instructions for any shares of Common Stock held for the benefit of the Shareholder(s) named on the reverse side.

Nominees for election to the Board of Directors for Class I terms expiring in 2003 are:

01. Richard H. Glanton, 02. Rosemarie B. Greco, 03. Corbin A. McNeill, Jr., and
04. Robert Subin.

Please sign and date on the reverse side and mail promptly in the enclosed postage-paid envelope or otherwise to P.O. Box 8647, Edison, New Jersey, 08818-8647.

                                                                 [ SEE REVERSE ]
                                                                 [     SIDE    ]
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                          /\ FOLD AND DETACH HERE /\


                            [LOGO] PECO ENERGY (R)

                        Annual Meeting of Stockholders

                                 June 27, 2000

                                   9:30 a.m.

                             Millenium Hall of the

                           Loews Philadelphia Hotel

                          Philadelphia, Pennsylvania

                            Your Vote is Important
                             Thank you for Voting.
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    Please mark your                                                       9172
[X] votes as in this
    example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 4, and Director Nominees: Richard H. Glanton, Rosemarie B. Greco, Corbin A. McNeill and Robert Subin.

     The Board of Directors Recommends a vote FOR proposal 1, 2, 3 and 4.

1. Merger      FOR  AGAINST  WITHHELD     2. Postponement or  FOR  AGAINST  ABSTAIN      3. Election of      FOR  AGAINST  ABSTAIN
   Agreement   [ ]    [ ]      [ ]           adjournment of   [ ]    [ ]      [ ]           Directors        [ ]    [ ]      [ ]
                                             Annual Meeting                                 (see reverse)
                                                                                         For, except vote withheld from following
                                                                                         nominee(s):

                                                                                         ----------------------------------------
                                                                                         4. Ratification of  FOR  AGAINST  WITHHELD
                                                                                            Independent      [ ]    [ ]      [ ]
                                                                                            Accountants

SIGNATURE(S):________________________ DATE:_____

NOTE: Please sign exactly as name appears hereon.
      Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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/\FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL/\

                            [LOGO] PECO ENERGY (R)

Dear Shareholder:

PECO Energy encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above is your personal code to access the system.

1. To vote over the internet:

    . Log on to the internet and go to the web site http://www.eproxyvote.com/pe

2. To vote over the telephone:

    . On a touch-tone telephone call 1-877-229-8683 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, do not mail back your proxy card.

                 Your vote is important. Thank you for voting.